Exhibit 99

SOLAR SELLS CONTROLLING interest in planktos corp.

December 10, 2008 – Palm Desert, California - Solar Energy Limited (OTCBB “SLRE”) (“Solar”) announced today that it has sold its controlling interest in Planktos Corp. (Pink Sheets “PLKT”) to Maidon Services Limited. The purchase price was $200,000 of which $125,000 was paid on closing and the remainder with the delivery of a convertible promissory note of $75,000 payable within fourteen months of the transaction. Maidon is a private company incorporated in Nicosia, Cyprus.

Solar continues to explore prospective business opportunities and intends to transition to operations in the New Year.

Solar’s corporate office has moved to Palm Desert, California.

Forward Looking Statements

A number of statements contained in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended. A safe-harbor provision may not be applicable to the forward-looking statements made in this press release because of certain exclusions under Section 27A(b). These forward-looking statements involve a number of risks and uncertainties, including the sufficiency of existing capital resources, and uncertainties related to the development of Solar’s business model. The actual results that Solar may achieve could differ materially from any forward-looking statements due to such risks and uncertainties. Solar encourages the public to read the information provided here in conjunction with its most recent filings on Form 10-K and Form 10-Q. Solar’s public filings may be viewed at www.sec.gov

Solar Energy Limited
Contact:

Michael Gobuty, Chief Executive Officer
Phone: (760) 773-1111

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